                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER (this "Agreement of Merger") is made and entered into as of this 27th day of December, 1995,

     BY AND AMONG             NEW YORK BAGEL ENTERPRISES, INC.,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "SURVIVING CORPORATION"

     AND                      VPR INCORPORATED,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "VPR"

     AND                      NEW YORK BAGEL SHOP, INC.,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "NYBS"

     AND                      BAGEL BOSS, INC.,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "BOSS"

     AND                      BAGELS OF NORMAN, INC.,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "NORMAN"

     AND NEW YORK BAGEL SHOP & DELICATESSEN, INC., a Kansas corporation, hereinafter referred to as

                                   "DELI"

                              VPR, NYBS, Boss, Norman and Deli hereinafter being sometimes collectively referred to as the

                                   "MERGED CORPORATIONS"

     WHEREAS, Surviving Corporation, VPR, NYBS, Boss, Norman and Deli (sometimes collectively referred to hereinafter as the "constituent corporations") are duly organized and existing by virtue of the laws of their respective states of incorporation, with each such corporation having been incorporated on the date set opposite its respective name:

                                                     Date of
          Name                                    Incorporation
          ----                                    -------------
     New York Bagel Enterprises, Inc.             May 24, 1990
     VPR Incorporated                             May 11, 1988
     New York Bagel Shop, Inc.                    December 6, 1985
     Bagel Boss, Inc.                             November 20, 1990
     Bagels of Norman, Inc.                       April 27, 1994
     New York Bagel Shop & Delicatessen, Inc.     May 29, 1992

     WHEREAS, the Board of Directors of each of the parties hereto deem it advisable and generally to the welfare, best interests and advantage of each and all of the several and respective holders of their shares that the parties hereto merge and have duly adopted a resolution approving this Agreement of Merger; and this Agreement of Merger has been duly authorized and approved by each of said Board of Directors in the manner and by the vote required by the charter documents and bylaws of each of the Merged Corporations and Surviving Corporation and by Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, subject to the submission of the same to a vote of the respective shareholders of each of the parties hereto in accordance with law, which submission has been duly authorized by said respective Boards of Directors.

     NOW, THEREFORE, the parties hereto agree to effect the merger as set forth, subject to the provisions of this Agreement of Merger so that, at the effective date of the merger, the Merged Corporations shall be and hereby are merged into Surviving Corporation and Surviving Corporation shall and hereby does merge into itself the Merged Corporations, on the terms and conditions hereinafter set forth.


                                        I

                                     MERGER

     1. Surviving Corporation, formed under the laws of the State of Oklahoma, into which the Merged Corporations are, and is hereby, merged on the effective date of the merger, shall be the corporation to survive the merger and the name under which the corporation shall continue is New York Bagel Enterprises, Inc. Said corporation shall be governed by the laws of the State of Oklahoma and its principal office in such state shall be located at 110 West Third Street, Stillwater, Oklahoma 74074. Surviving Corporation shall be domesticated in the State of

Oklahoma and its registered office shall be located at 110 West Third Street, Stillwater, Oklahoma 74074 and its registered agent at such address shall be Robert J. Geresi.

     2. The effective date of the merger shall be as of 11:50 p.m., December 31, 1995, after the Agreement of Merger has been duly approved by the respective shareholders of each of the parties hereto and has been executed, acknowledged and filed in accordance with the laws of the States of Kansas and Oklahoma.
Such effective date is referred to in this Agreement of Merger as the "Merger Date."

     3. On the Merger Date, all property, real, personal and mixed, and all debts due to any of the parties hereto on whatever account, as well as for stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to any of said parties shall be taken by and deemed to be transferred to and vested in Surviving Corporation without further act or deed; and all property and every other interest shall be thereafter as effectually the property of Surviving Corporation as it was of the respective party hereto and the title to any real estate or any interest therein, whether vested by deed or otherwise, in any of the parties hereto shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon the property of any of the parties hereto shall be preserved unimpaired, and all debts, assumed liabilities, obligations and duties of the respective parties hereto shall thenceforth attach to Surviving Corporation, and may be enforced against it to the same extent as if said debts, assumed liabilities, obligations and duties had been incurred or contracted by it. Any action or proceeding pending by or against any of the Merged Corporations may be prosecuted as if the merger had not taken place, or Surviving Corporation may be substituted in place of the Merged Corporations. The parties hereto hereby respectively agree that from time to time, as and when requested by Surviving Corporation or by its successors or assigns, they will execute and deliver or cause to be executed and delivered all such deeds and instruments, and will take or cause to be taken all such further or other action, as Surviving Corporation may deem necessary or desirable in order to vest in and confirm to Surviving Corporation or its successors or assigns title to and possession of all the aforesaid property and rights and otherwise carry out the intent and purposes of this Agreement of Merger.


                                       II

                            ARTICLES OF INCORPORATION

     1. From and after the Merger Date, the Articles of Incorporation of Surviving Corporation, as recorded in the Office of the Secretary of State of Oklahoma at the Merger Date, shall be and become the Articles of Incorporation of Surviving Corporation, except that Article IV thereof shall be amended to read as follows:

               "The Corporation shall have authority to issue thirty million (30,000,000) shares of capital stock comprised of (i) twenty-five million (25,000,000) shares of Class A Common Stock, with a par value of One

          Cent ($0.01) for each of such shares, and (ii) five million (5,000,000) shares of Class B Common Stock, with a par value of One Cent ($0.01) for each of such shares, aggregating Three Hundred Thousand Dollars ($300,000.00). The Class B Common Stock shall have no voting power for any purposes whatsoever and the holders of Class A Common Stock shall, to the exclusion of the holders of Class B Common Stock, have full voting power for all purposes. The Class B Common Stock shall be automatically converted into Class A Common Stock upon the Corporation's successful completion of a public offering, if any, of its Class A Common Stock pursuant to the registration requirements of the Securities Act of 1933, as amended, such that each share of Class B Common Stock then issued and outstanding shall be converted into one (1) share of Class A Common Stock."

     In addition to the powers conferred upon it by law, Surviving Corporation shall have the powers set forth in such Articles of Incorporation and be governed by the provisions thereof. From and after the Merger Date, and until further amended as provided by law, such Articles of Incorporation shall be certified as the Articles of Incorporation of Surviving Corporation.

     2. Surviving Corporation hereby reserves the right to amend, alter, change or repeal its Articles of Incorporation in the manner now or hereafter prescribed by statute or otherwise provided by law, and all rights and powers conferred in the Articles of Incorporation on shareholders, directors or officers of Surviving Corporation, or any other person whomsoever, are subject to this reserved power.


                                       III

                         BYLAWS OF SURVIVING CORPORATION

     From and after the Merger Date, the present bylaws of Surviving Corporation shall be and become the bylaws of Surviving Corporation until the same shall be altered, amended or repealed, or until new bylaws shall be adopted, in accordance with the provisions of law, the bylaws and the Articles of Incorporation of Surviving Corporation.


                                       IV

                             OFFICERS AND DIRECTORS

     1. The first officers of Surviving Corporation, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, or as otherwise provided in its bylaws, are the officers of Surviving Corporation immediately prior to the Merger

Date. The officers of Surviving Corporation and their number may be changed from time to time as provided by law and the bylaws of Surviving Corporation.

     2. The first directors of Surviving Corporation, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, shall be the directors of Surviving Corporation immediately prior to the Merger Date. The directors of Surviving Corporation and their number may be changed from time to time as provided by law and the bylaws of Surviving Corporation.

     3. The first annual meeting of the shareholders of Surviving Corporation after the Merger Date shall be the next annual meeting provided by the bylaws of Surviving Corporation.

     4. If, on or before the Merger Date, a vacancy shall for any reason exist in the Board of Directors of Surviving Corporation, or in any of the offices, such vacancy shall thereafter be filled in the manner provided in the Articles of Incorporation of Surviving Corporation or in its bylaws.


                                        V

                      CAPITAL STOCK OF MERGED CORPORATIONS

     The total authorized and issued capital stock of the Merged Corporations immediately prior to the Merger Date entitled to vote on the merger contemplated herein consists of the following shares of common stock:

            Merged       Par Value        Shares                 Shares
          Corporation    Per Share      Authorized               Issued
          -----------    ---------      ----------               ------
          VPR            No Par             300                     300
          NYBS           $1.00            7,856 (Voting)          7,856
                                          2,144 (Nonvoting)       2,144
          Boss           $1.00            4,000                   4,000
          Norman         $1.00           10,000                  10,000
          Deli           Without Par    100,000                  10,000


                                       VI

                        EXCHANGE OF SECURITIES ON MERGER

     The mode of carrying into effect this Agreement of Merger, and the manner and basis of converting the shares of the Merged Corporations into shares of Surviving Corporation are as follows:

     A. NEW YORK BAGEL ENTERPRISES, INC.'S CLASS A COMMON STOCK. The shares of Class A Common Stock, par value $0.01 per share, of Surviving Corporation issued at the Merger Date shall be converted as a result of the merger as follows:

                                        Number of            Number of Class A
                                     Class A Voting            Common Stock
          Shareholder              Shares Before Merger     Shares After Merger
          -----------              --------------------     -------------------
          Robert J. Geresi               50                     168,689
          Paul R. Hoover                 30                     101,213
          Vincent J. Vrana               50                     168,689
          Paul T. Sorrentino             50                     168,689
          David L. Murfin                75                     253,033
          Nancy Murfin Moxley
           and Mark A. Moxley            15                      50,607
          Barbara Murfin Murphy          15                      50,607
          V. Richard Hoover              15                      50,607
                                        ---                   ---------
                                        300                   1,012,134
                                        ---                   ---------
                                        ---                   ---------


     B. NEW YORK BAGEL ENTERPRISES, INC.'S CLASS B COMMON STOCK. Surviving Corporation, upon surrender of all of the outstanding shares of the Merged Corporations, shall transfer to the shareholders of the Merged Corporations 977,646 shares of Class B Common Stock ("B Shares") distributed as follows:

                                VPR INCORPORATED

                            Number of Shares           Number of B Shares
                              of VPR to be             to be transferred
     Shareholder              surrendered                to shareholder
     -----------            ----------------           ------------------
     Robert J. Geresi              100                    108,644
     Vincent J. Vrana              100                    108,644
     Paul T. Sorrentino            100                    108,644
                                   ---                    -------
                                   300                    325,932
                                   ---                    -------
                                   ---                    -------

                            NEW YORK BAGEL SHOP, INC.

                           Number of Shares             Number of B Shares
                             of NYBS to be              to be transferred
     Shareholder             surrendered                  to shareholder
     -----------           ----------------            -------------------
     Robert J. Geresi         3,928 (Voting)               30,556
     Paul T. Sorrentino       3,928 (Voting)               30,556
     John R. Geresi           2,144 (Nonvoting)            15,278
                             ------                        ------
                             10,000                        76,390
                             ------                        ------
                             ------                        ------


                                BAGEL BOSS, INC.

                           Number of Shares            Number of B Shares
                             of Boss to be               to be transferred
     Shareholder             surrendered                  to shareholder
     -----------           ----------------            -------------------
     Robert J. Geresi              1,000                       115,679
     Vincent J. Vrana              1,000                       115,679
     Paul T. Sorrentino            1,000                       115,679
     Rodney Joe Trizza             1,000                       115,679
                                   -----                       -------
                                   4,000                       462,716
                                   -----                       -------
                                   -----                       -------


                             BAGELS OF NORMAN, INC.

                           Number of Shares            Number of B Shares
                            of Norman to be              to be transferred
     Shareholder              surrendered                to shareholder
     -----------           ----------------            -------------------
     Robert J. Geresi               2,500                       17,298
     Vincent J. Vrana               2,500                       17,298
     Paul T. Sorrentino             2,500                       17,298
     Brent Durham                   2,500                       17,298
                                   ------                       ------
                                   10,000                       69,192
                                   ------                       ------
                                   ------                       ------

                    New York Bagel Shop & Delicatessen, Inc.

                           Number of Shares            Number of B Shares
                             of Deli to be              to be transferred
     Shareholder             surrendered                  to shareholder
     -----------           ----------------            -------------------
     Robert J. Geresi               1,667                        7,236
     Vincent J. Vrana               1,666                        7,236
     Paul T. Sorrentino             1,667                        7,236
     Chad E. Watkins                5,000                       21,708
                                   ------                       ------
                                   10,000                       43,416
                                   ------                       ------
                                   ------                       ------


     C. NEW YORK BAGEL ENTERPRISES, INC.'S SHAREHOLDER SUMMARY. As a result of the merger, the Class A Common Stock and Class B Common Stock of Surviving Corporation shall be held by the shareholders as follows:

                                       Class A                 Class B
          Shareholder                Common Stock           Common Stock
          -----------                ------------           ------------
          Robert J. Geresi             168,689                279,413
          Paul R. Hoover               101,213                  -0-
          Vincent J. Vrana             168,689                248,857
          Paul T. Sorrentino           168,689                279,413
          David L. Murfin              253,033                  -0-
          Nancy Murfin Moxley
           and Mark A. Moxley           50,607                  -0-
          Barbara Murfin Murphy         50,607                  -0-
          V. Richard Hoover             50,607                  -0-
          Rodney Joe Trizza              -0-                  115,679
          Brent Durham                   -0-                   17,298
          John R. Geresi                 -0-                   15,278
          Chad E. Watkins                -0-                   21,708
                                     ---------                -------
                                     1,012,134                977,646
                                     ---------                -------
                                     ---------                -------


                                       VII

                                 DEBT ASSUMPTION

     The parties agree that Surviving Corporation shall assume all of the debt of the Merged Corporations. To the extent that the debt of any of the Merged Corporations shall exceed the amount set forth below, the shareholders of such Merged Corporation shall pay to Surviving Corporation upon demand an amount equal to such excess:

                                                       Maximum
     Merged Corporation                           Liabilities Assumed
     ------------------                           -------------------
     VPR Incorporated                                    $346,572
     New York Bagel Shop, Inc.                           $ 89,039
     Bagel Boss, Inc.                                    $693,715
     Bagels of Norman, Inc.                              $227,774
     New York Bagel Shop & Delicatessen, Inc.            $ 66,429


                                      VIII

               TERMINATION OR MODIFICATION OF AGREEMENT AND MERGER

     1. At any time prior to the filing of this Agreement of Merger with the Secretary of State of either Oklahoma or Kansas, this Agreement of Merger may be terminated by the Board of Directors of any of the Merged Corporations or Surviving Corporation notwithstanding approval of this Agreement of Merger by the shareholders of all or any of the Merged Corporations or Surviving Corporation. The Boards of Directors of the parties to this Agreement of Merger may amend this Agreement of Merger at any time prior to the filing of this Agreement of Merger with the respective Secretaries of State, provided that any amendment made subsequent to the adoption of this Agreement of Merger by the shareholders of any of the Merged Corporations or Surviving Corporation shall not:

          a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Merged Corporations or Surviving Corporation;

          b) alter or change any term of the Articles of Incorporation of Surviving Corporation to be effected by the merger; or

          c) alter or change any of the terms and conditions of this Agreement of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such Merged Corporations or Surviving Corporation.

     2. In the event that this Agreement of Merger is terminated and does not become effective, each of the Merged Corporations and Surviving Corporation shall bear any and all expenses incurred as a result or pertaining to this contemplated transaction based upon the following percentages:

               Surviving Corporation     51.12%
               VPR                       16.30%
               NYBS                       3.82%
               Boss                      23.13%
               Norman                     3.46%
               Deli                       2.17%
                                        -------
                                        100.00%
                                        -------
                                        -------


                                       IX

                              SHAREHOLDER APPROVAL

     This Agreement of Merger shall be submitted to the shareholders of each of the constituent corporations hereto at a meeting of the shareholders of each such corporation to be held as promptly as practicable, and, if adopted by the vote of the shareholders of each of the constituent corporations as required by law, shall be effective as of the Merger Date in the manner provided in Article I hereof. After such adoption and approval and subject to the conditions contained in this Agreement of Merger, this Agreement of Merger shall be signed by the President or Vice President and the Secretary of each of the constituent corporations and acknowledged by the President or Vice President and the Secretary of each such corporation to be the act, deed and agreement of each such constituent corporation, and this Agreement of Merger so certified and acknowledged shall be filed in the Office of the Secretaries of State of Kansas and Oklahoma. A copy of this Agreement of Merger shall also be recorded in the Office of the Register of Deeds of Sedgwick County, Kansas, where Deli has its registered office and where its original Articles of Incorporation were recorded, all pursuant to the requirements of K.S.A. Section 17-6003.


                                        X

                         REPRESENTATIONS AND WARRANTIES
                           OF THE MERGED CORPORATIONS

     The respective Merged Corporations represent and warrant to Surviving Corporation and each of the other Merged Corporations as follows:

     A. Each respective corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each has the corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification. Each has the authorized and outstanding capital as set forth in this Agreement of Merger, and has no options or obligations to issue additional capital stock to anyone.

     B. Each corporation has delivered to the others a list of information concerning its assets, including accounts receivable and accounts payable, dated the date hereof. The information set forth in such lists and copies of documents referred to in such lists are complete and accurate.

     C. There is no suit, action or legal or administrative proceeding pending, or to the knowledge of such corporation, threatened, against it, which, if adversely determined, might materially and adversely affect the financial condition of the corporation or the conduct of its business, nor is there any decree, injunction or order of any court, governmental department or agency outstanding against such corporation having any such effect.

     D. Each corporation is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment.

     E. As of the Merger Date, the consummation of the transactions contemplated by this Agreement of Merger will not result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust or other material agreement or instrument to which such corporation is a party.

     F. Each corporation, as of the Merger Date, shall have sufficient funds in its corporate bank accounts to pay all of such Merged Corporation's accounts payable.


                                       XI

                               SERVICE OF PROCESS

     Surviving Corporation acknowledges and agrees that it may be sued and served with process in the State of Kansas in any proceeding for enforcement of any obligation of Deli. Surviving Corporation hereby irrevocably appoints the Secretary of State of Kansas as its agent to accept service of process in any such suit or proceeding. The Secretary of State of Kansas may mail a copy of any such service of process to 300 IMA Plaza, 250 North Water, Wichita, Kansas 67202.


                                       XII

                                  MISCELLANEOUS

     This Agreement of Merger may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument representing this Agreement of Merger.

     This Agreement of Merger shall be approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Kansas Statutes Annotated Section 17-6701 and Oklahoma Statutes Annotated 18 Section 1082. The executed Agreement of Merger shall be on file at the principal place of business of Surviving Corporation located at 110 West Third Street, Stillwater, Oklahoma 74074. A copy of the Agreement of Merger shall be furnished by Surviving Corporation, on request and without cost, to any shareholder of the constituent corporations.

     IN WITNESS WHEREOF, the foregoing Agreement of Merger, having been duly entered into and signed by New York Bagel Enterprises, Inc., an Oklahoma corporation, and having been duly entered into and signed by VPR Incorporated, New York Bagel Shop, Inc., Bagel Boss, Inc. and Bagels of Norman, Inc., all Oklahoma corporations, and New York Bagel Shop & Delicatessen, Inc., a Kansas corporation, and having been duly adopted by the shareholders of each of such corporations, all in accordance with the provisions of the laws of the States of Kansas and Oklahoma, the President of New York Bagel Enterprises, Inc. and the Vice Presidents of VPR Incorporated, New York Bagel Shop, Inc., Bagel Boss, Inc., Bagels of Norman, Inc., and New York Bagel Shop & Delicatessen, Inc., do now hereby execute this Agreement of Merger by authority of the directors and shareholders of each constituent corporation, as the respective act, deed and agreement of each of said corporations, on this 27th day of December, 1995.


                                   NEW YORK BAGEL ENTERPRISES, INC.


ATTEST:                            By__________________________________________
                                     Robert J. Geresi, President


By______________________________
   Robert D. Young, Secretary


                                   VPR INCORPORATED


ATTEST:                            By__________________________________________
                                     Robert J. Geresi, Vice President


By______________________________
   Robert J. Geresi, Secretary

                                   NEW YORK BAGEL SHOP, INC.


ATTEST:                            By__________________________________________
                                     Robert J. Geresi, Vice President


By______________________________
   Robert J. Geresi, Secretary


                                   BAGEL BOSS, INC.


ATTEST:                            By__________________________________________
                                     Robert J. Geresi, Vice President


By______________________________
   Robert J. Geresi, Secretary


                                   BAGELS OF NORMAN, INC.


ATTEST:                            By__________________________________________
                                     Robert J. Geresi, Vice President


By______________________________
   Robert J. Geresi, Secretary


                                   NEW YORK BAGEL SHOP &
                                     DELICATESSEN, INC.


ATTEST:                            By__________________________________________
                                     Robert J. Geresi, Vice President


By______________________________
   Robert J. Geresi, Secretary

                                ACKNOWLEDGEMENTS


STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi and Robert D. Young, President and Secretary, respectively, of New York Bagel Enterprises, Inc., an Oklahoma corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________



STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi, Vice President and Secretary of VPR Incorporated, an Oklahoma corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________

STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi, Vice President and Secretary of New York Bagel Shop, Inc., an Oklahoma corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________



STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi, Vice President and Secretary of Bagel Boss, Inc., an Oklahoma corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________

STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi, Vice President and Secretary of Bagels of Norman, Inc., an Oklahoma corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________



STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi, Vice President and Secretary of New York Bagel Shop & Delicatessen, Inc., a Kansas corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________

                            SECRETARIES' CERTIFICATES


     The undersigned, Robert D. Young, Secretary of New York Bagel Enterprises, Inc., one of the merging corporations mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was submitted to the shareholders of said corporation at a meeting held on the 26th day of December, 1995, and in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, pursuant to waiver of notice given by all persons entitled to receive notice, and at said meeting, said Agreement of Merger was considered and a vote by ballot in person taken for the adoption or rejection of said Agreement of Merger, and the votes of the shareholders of said corporation representing 300 shares of its capital stock, being a majority of the shares of said capital stock issued and outstanding, were for the adoption of said Agreement of Merger and voted therefor.



                              ____________________________________________
                              Robert D. Young, Secretary
                              New York Bagel Enterprises, Inc.



     The undersigned, Robert J. Geresi, Secretary of VPR Incorporated, one of the merging corporations mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was submitted to the shareholders of said corporation at a meeting held on the 26th day of December, 1995, and in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, pursuant to waiver of notice given by all persons entitled to receive notice, and at said meeting, said Agreement of Merger was considered and a vote by ballot in person taken for the adoption or rejection of said Agreement of Merger, and the votes of the shareholders of said corporation representing 300 shares of its capital stock, being a majority of the shares of said capital stock issued and outstanding, were for the adoption of said Agreement of Merger and voted therefor.


                              ____________________________________________
                              Robert J. Geresi, Secretary
                              VPR Incorporated

     The undersigned, Robert J. Geresi, Secretary of New York Bagel Shop, Inc., one of the merging corporations mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was submitted to the shareholders of said corporation at a meeting held on the 26th day of December, 1995, and in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, pursuant to waiver of notice given by all persons entitled to receive notice, and at said meeting, said Agreement of Merger was considered and a vote by ballot in person taken for the adoption or rejection of said Agreement of Merger, and the votes of the shareholders of said corporation representing 7,856 shares of its capital stock, being a majority of the shares of said capital stock issued and outstanding, were for the adoption of said Agreement of Merger and voted therefor.


                              ____________________________________________
                              Robert J. Geresi, Secretary
                              New York Bagel Shop, Inc.



     The undersigned, Robert J. Geresi, Secretary of Bagel Boss, Inc., one of the merging corporations mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was submitted to the shareholders of said corporation at a meeting held on the 26th day of December, 1995, and in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, pursuant to waiver of notice given by all persons entitled to receive notice, and at said meeting, said Agreement of Merger was considered and a vote by ballot in person taken for the adoption or rejection of said Agreement of Merger, and the votes of the shareholders of said corporation representing 4,000 shares of its capital stock, being a majority of the shares of said capital stock issued and outstanding, were for the adoption of said Agreement of Merger and voted therefor.


                              ____________________________________________
                              Robert J. Geresi, Secretary
                              Bagel Boss, Inc.

     The undersigned, Robert J. Geresi, Secretary of Bagels of Norman, Inc., one of the merging corporations mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was submitted to the shareholders of said corporation at a meeting held on the 26th day of December, 1995, and in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, pursuant to waiver of notice given by all persons entitled to receive notice, and at said meeting, said Agreement of Merger was considered and a vote by ballot in person taken for the adoption or rejection of said Agreement of Merger, and the votes of the shareholders of said corporation representing 10,000 shares of its capital stock, being a majority of the shares of said capital stock issued and outstanding, were for the adoption of said Agreement of Merger and voted therefor.


                              ____________________________________________
                              Robert J. Geresi, Secretary
                              Bagels of Norman, Inc.



     The undersigned, Robert J. Geresi, Secretary of New York Bagel Shop & Delicatessen, Inc., one of the merging corporations mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was submitted to the shareholders of said corporation at a meeting held on the 26th day of December, 1995, and in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, pursuant to waiver of notice given by all persons entitled to receive notice, and at said meeting, said Agreement of Merger was considered and a vote by ballot in person taken for the adoption or rejection of said Agreement of Merger, and the votes of the shareholders of said corporation representing 10,000 shares of its capital stock, being a majority of the shares of said capital stock issued and outstanding, were for the adoption of said Agreement of Merger and voted therefor.


                              ____________________________________________
                              Robert J. Geresi, Secretary
                              New York Bagel Shop & Delicatessen, Inc.